Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Investor Relations: Tiffany Louder, (214) 310-8407
Media: Dan Gugler, (310) 226-2645
Korn Ferry Announces First Quarter Fiscal 2025
Results of Operations
Highlights
▪Korn Ferry reports Q1 FY'25 fee revenue of $674.9 million, a year-over-year decrease of 3% (down 2% on a constant currency basis).
◦Executive Search fee revenue grew 2% year-over-year (up 3% at constant currency).
◦Fee revenue for Consulting and Digital was flat year-over-year (up 1% and 2%, respectively, at constant currency), continuing to demonstrate stability in a challenging market.
▪Net income attributable to Korn Ferry was $62.6 million, while diluted and adjusted diluted earnings per share were $1.17 and $1.18 in Q1 FY'25, respectively.
▪Operating income was $76.1 million and Adjusted EBITDA was $111.2 million.
▪Operating margin increased 320bps year-over-year to 11.3%. Adjusted EBITDA margin was 16.5%, a 280bps increase compared to the year-ago quarter, and our fifth consecutive quarter of sequential improvement.
▪The Company repurchased 351,250 shares of stock during the quarter for $23.5 million.
▪Declared a quarterly dividend of $0.37 per share on September 4, 2024, which is payable on October 15, 2024 to stockholders of record on September 19, 2024.
Los Angeles, CA, September 5, 2024 – Korn Ferry (NYSE: KFY), a global organizational consulting firm, today announced first quarter fee revenue of $674.9 million. In addition, first quarter diluted earnings per share was $1.17 and adjusted diluted earnings per share was $1.18.
“I am pleased with our first quarter results, as we generated $675 million in fee revenue,” said Gary D. Burnison. “Earnings and profitability increased year over year as we delivered $111 million of Adjusted EBITDA, at a 16.5% margin, which is our fifth consecutive quarter of profitability improvement.
“Our sustained success stems from a balanced approach – from our colleagues and IP to our diversified strategy and broad offerings. As a result, our topline is more than 30 percent higher than before the pandemic, with even greater profitability. During the quarter, Consulting and Digital maintained their positive momentum, with improved growth in Executive Search and stable trends across Professional Search permanent placement and RPO. We are also confident about the future, as evidenced by our capital allocation, which not only included share buybacks but also more than a twofold increase in our quarterly dividend year over year. Moving forward, we will continue to transform the business to enable our clients to Be More Than.”

Selected Financial Results
(dollars in millions, except per share amounts) (a)

	First Quarter
	FY’25	FY’24
Fee revenue	$674.9	$699.2
Total revenue	$682.8	$706.3
Operating income	$76.1	$56.8
Operating margin	11.3%	8.1%
Net income attributable to Korn Ferry	$62.6	$46.6
Basic earnings per share	$1.19	$0.89
Diluted earnings per share	$1.17	$0.89

Adjusted Results (b):	First Quarter
	FY’25	FY’24
Adjusted EBITDA	$111.2	$95.7
Adjusted EBITDA margin	16.5%	13.7%
Adjusted net income attributable to Korn Ferry	$63.1	$51.5
Adjusted basic earnings per share	$1.20	$0.99
Adjusted diluted earnings per share	$1.18	$0.99
______________________
(a)Numbers may not total due to rounding.
(b)Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right-of-use assets and restructuring charges, net when applicable. Adjusted results on a consolidated basis are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	First Quarter
	FY’25	FY’24
Integration/acquisition costs	$1.1	$4.1
Impairment of fixed assets	$—	$0.1
Impairment of right-of-use assets	$—	$1.6
Restructuring charges, net	$—	$0.4
The Company reported fee revenue in Q1 FY'25 of $674.9 million, a decrease of 3% (down 2% on a constant currency basis) compared to Q1 FY'24. The decrease in fee revenue was primarily due to lower fee revenues in Professional Search & Interim and RPO driven by a decline in demand due to the current economic environment, partially offset by an increase in Executive Search fee revenue.
Operating income was $76.1 million (at an operating margin of 11.3%) in Q1 FY'25, compared to $56.8 million (at an operating margin of 8.1%) in the year-ago quarter, an increase of 320bps. Net income attributable to Korn Ferry was $62.6 million in Q1 FY'25, compared to $46.6 million in Q1 FY'24. Adjusted EBITDA was $111.2 million in Q1 FY'25 compared to $95.7 million in Q1 FY'24. Adjusted EBITDA margin was 16.5% in Q1 FY'25, an increase of 280bps.
Operating income, margin, and net income attributable to Korn Ferry increased as a result of strong cost management, coupled with the lower cost of services expense compared to the year-ago quarter. These decreases in expenses were partially offset by the decrease in fee revenue discussed above.
Adjusted EBITDA and margin increased due to the same factors above but excluded integration/acquisition costs.

Results by Line of Business
Selected Consulting Data
(dollars in millions) (a)

	First Quarter
	FY’25	FY’24
Fee revenue	$167.9	$168.1
Total revenue	$170.8	$170.8

Ending number of consultants and execution staff (b)	1,663	1,855
Hours worked in thousands (c)	395	427
Average bill rate (d)	$425	$394

Adjusted Results (e):	First Quarter
	FY’25	FY’24
Adjusted EBITDA	$29.3	$25.2
Adjusted EBITDA margin	17.5%	15.0%
______________________
(a)Numbers may not total due to rounding.
(b)Represents number of employees originating, delivering and executing consulting services.
(c)The number of hours worked by consultant and execution staff during the period.
(d)The amount of fee revenue divided by the number of hours worked by consultants and execution staff.
(e)Adjusted results exclude the following:

	First Quarter
	FY’25	FY’24
Impairment of right-of-use assets	$—	$0.6
Restructuring charges, net	$—	$0.2
Fee revenue was $167.9 million in Q1 FY'25 compared to $168.1 million in Q1 FY'24, essentially flat (up 1% on a constant currency basis) compared to Q1 FY'24.
Adjusted EBITDA increased 16.3% compared to Q1 FY'24 to $29.3 million. Adjusted EBITDA margin in the quarter increased year-over-year by 250bps to 17.5%. These increases resulted primarily from higher average bill rates and greater consultant and execution staff productivity.

Selected Digital Data
(dollars in millions) (a)

	First Quarter
	FY’25	FY’24
Fee revenue	$88.2	$88.0
Total revenue	$88.2	$88.0

Ending number of consultants	259	336
Subscription & License fee revenue	$34.1	$32.5

Adjusted Results:	First Quarter
	FY’25	FY’24
Adjusted EBITDA	$26.6	$24.3
Adjusted EBITDA margin	30.2%	27.6%
______________________
(a)Numbers may not total due to rounding.
Fee revenue was $88.2 million in Q1 FY'25 compared to $88.0 million in Q1 FY'24, essentially flat year-over-year and up 2% on a constant currency basis. Subscription and license fee revenue in the quarter increased 5% year-over-year.

Adjusted EBITDA was $26.6 million in Q1 FY'25 compared to $24.3 million in the year-ago quarter. Adjusted EBITDA margin in the quarter increased year-over-year by 260bps to 30.2%. The increase in Adjusted EBITDA and Adjusted EBITDA margin was mainly due to improved consultant productivity and strong cost management.

Selected Executive Search Data(a)
(dollars in millions) (b)

	First Quarter
	FY’25	FY’24
Fee revenue	$208.6	$205.2
Total revenue	$210.4	$207.6

Ending number of consultants	559	612
Average number of consultants	551	607
Engagements billed	3,448	3,633
New engagements (c)	1,556	1,549

Adjusted Results (d):	First Quarter
	FY’25	FY’24
Adjusted EBITDA	$49.4	$42.5
Adjusted EBITDA margin	23.7%	20.7%
______________________
(a)Executive Search is the sum of the individual Executive Search Reporting Segments described in our annual and quarterly reporting on Forms 10-K and 10-Q and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Lines of Business, and financial metrics used by the Company’s investor base.
(b)Numbers may not total due to rounding.
(c)Represents new engagements opened in the respective period.
(d)Executive Search Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures that adjust for the following:

	First Quarter
	FY’25	FY’24
Impairment of fixed assets	$—	$0.1
Impairment of right-of-use assets	$—	$0.9
Restructuring charges, net	$—	$0.2
Fee revenue was $208.6 million in Q1 FY'25, an increase of $3.4 million or 2% compared to Q1 FY'24 (up 3% on a constant currency basis). The increase in fee revenue was primarily driven by a 4% increase in the number of engagements billed in our North America region.
Adjusted EBITDA was $49.4 million in Q1 FY'25 compared to $42.5 million in the year-ago quarter. Adjusted EBITDA margin increased by 300bps to 23.7% in Q1 FY'25. The increase in Adjusted EBITDA and Adjusted EBITDA margin was primarily due to higher consultant productivity and strong cost management.

Selected Professional Search & Interim Data
(dollars in millions) (a)

	First Quarter
	FY’25	FY’24
Fee revenue	$121.7	$142.2
Total revenue	$122.7	$143.1

Permanent Placement:
Fee revenue	$52.2	$58.3
Engagements billed	1,820	2,209
New engagements (b)	972	1,235
Ending number of consultants	319	405
Interim:
Fee revenue	$69.5	$83.9
Average bill rate (c)	$133	$122
Average weekly billable consultants (d)	1,068	1,485

Adjusted Results (e):	First Quarter
	FY’25	FY’24
Adjusted EBITDA	$25.7	$24.3
Adjusted EBITDA margin	21.1%	17.1%
_____________________
(a)Numbers may not total due to rounding.
(b)Represents new engagements opened in the respective period.
(c)Fee revenue from interim divided by the number of hours worked by consultants.
(d)The number of billable consultants based on a weekly average in the respective period.
(e)Adjusted results exclude the following:

	First Quarter
	FY’25	FY’24
Integration/acquisition costs	$1.1	$4.0
Fee revenue was $121.7 million in Q1 FY'25, a decrease of 14% in both actual and constant currency compared to the year-ago quarter, due primarily to lower demand in the current economic environment.
Adjusted EBITDA was $25.7 million in Q1 FY'25 compared to $24.3 million in the year-ago quarter. Adjusted EBITDA margin increased year-over-year by 400bps to 21.1%. The increase in Adjusted EBITDA and Adjusted EBITDA margin was primarily due to a higher average bill rate in Interim, increased consultant productivity in Permanent Placement and strong cost management.

Selected Recruitment Process Outsourcing ("RPO") Data
(dollars in millions) (a)

	First Quarter
	FY’25	FY’24
Fee revenue	$88.5	$95.7
Total revenue	$90.7	$96.8

Remaining revenue under contract (b)	$656.1	$679.8
RPO new business (c)	$103.6	$48.2

Adjusted Results (d):	First Quarter
	FY’25	FY’24
Adjusted EBITDA	$12.5	$10.5
Adjusted EBITDA margin	14.1%	10.9%
______________________
(a)Numbers may not total due to rounding.
(b)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(c)Estimated total value of a contract at the point of execution of the contract.
(d)Adjusted results exclude the following:

	First Quarter
	FY’25	FY’24
Impairment of right-of-use assets	$—	$0.1
Fee revenue was $88.5 million in Q1 FY'25, a decrease of $7.2 million or 8% (down 7% on a constant currency basis) compared to the year-ago quarter. RPO fee revenue decreased due to moderation in the hiring volume in the existing base of clients due to the current economic environment.
Adjusted EBITDA was $12.5 million in Q1 FY'25 compared to $10.5 million in the year-ago quarter. Adjusted EBITDA margin increased 320bps to 14.1% in Q1 FY'25. The increase in Adjusted EBITDA and Adjusted EBITDA margin both resulted from greater execution staff productivity and strong cost management.

Outlook
Assuming worldwide geopolitical conditions, economic conditions, financial markets and foreign exchange rates remain steady, on a consolidated basis:
▪Q2 FY’25 fee revenue is expected to be in the range of $655 million and $685 million; and
▪Q2 FY’25 diluted earnings per share is expected to range between $1.11 to $1.23.
On a consolidated adjusted basis:
▪Q2 FY’25 adjusted diluted earnings per share is expected to be in the range from $1.14 to $1.26.

	Q2 FY’25 Earnings Per Share Outlook
	Low	High

Consolidated diluted earnings per share	$1.11	$1.23
Integration/acquisition costs	0.03	0.03
Consolidated adjusted diluted earnings per share(1)	$1.14	$1.26
______________________
(1)Consolidated adjusted diluted earnings per share is a non-GAAP financial measure that excludes the items listed in the table.
Earnings Conference Call Webcast
The earnings conference call will be held today at 12:00 PM (EDT) and hosted by CEO Gary Burnison, CFO Robert Rozek, SVP Business Development & Analytics Gregg Kvochak and VP Investor Relations Tiffany Louder. The conference call will be webcast and available online at ir.kornferry.com. We will also post to the investor relations section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry
Korn Ferry is a global organizational consulting firm. We help clients synchronize strategy and talent to drive superior performance. We work with organizations to design their structures, roles, and responsibilities. We help them hire the right people to bring their strategy to life. And we advise them on how to reward, develop, and motivate their people. Visit kornferry.com for more information.
Forward-Looking Statements
Statements in this press release and our conference call that relate to our outlook, projections, goals, strategies, future plans and expectations, including statements relating to expected demand for and relevance of our products and services, expected results of our business diversification strategy, and other statements of future events or conditions are forward-looking statements that involve a number of risks and uncertainties. Words such as “believes”, “expects”, “anticipates”, “goals”, “estimates”, “guidance”, “may”, “should”, “could”, “will” or “likely”, and variations of such words and similar expressions are intended to identify such forward-looking statements. Readers are cautioned not to place undue reliance on such statements. Such statements are based on current expectations; actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry. The potential risks and uncertainties include those relating to global and local political and or economic developments in or affecting countries where we have operations, such as inflation, interest rates, global slowdowns, or recessions, competition, geopolitical tensions, shifts in global trade patterns, changes in demand for our services as a result of automation, dependence on and costs of attracting and retaining qualified and experienced consultants, impact of inflationary pressures on our profitability, our ability to maintain relationships with customers and suppliers and retaining key employees, maintaining our brand name and professional reputation, potential legal liability and regulatory developments, portability of client relationships, consolidation of or within the industries we serve, changes and developments in government laws and regulations, evolving investor and customer expectations with regard to environmental, social and governance matters, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure, including as a result of recent workforce, real estate, and other restructuring initiatives, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities or events, changes to data security, data privacy, and data protection laws, dependence on third parties for the execution of critical functions, limited protection of our intellectual property ("IP"), our ability to enhance, develop and respond to new technology, including artificial intelligence, our ability to successfully recover from a disaster or other business continuity problems, employment liability risk, an impairment in the carrying value of goodwill and other intangible assets, treaties, or regulations on our business and our Company, deferred tax assets that we may not be able to use, our ability to develop new products and services, changes in our accounting estimates and assumptions, the utilization and billing rates of our consultants, seasonality, the expansion of social media platforms, the ability to effect acquisitions and integrate acquired businesses, resulting organizational changes, our indebtedness, and those relating to the ultimate magnitude and duration of any pandemic or outbreaks. For a detailed description of risks and uncertainties that could cause differences from our expectations, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Measures
This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:
•Adjusted net income attributable to Korn Ferry, adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right-of-use assets and restructuring charges, net of income tax effect;
•Adjusted basic and diluted earnings per share, adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right-of-use assets and restructuring charges, net of income tax effect;
•Constant currency (calculated using a quarterly average) percentages that represent the percentage change that would have resulted had exchange rates in the prior period been the same as those in effect in the current period; and
•Consolidated and Executive Search Adjusted EBITDA, which is earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right-of-use assets and restructuring charges, net when applicable, and Consolidated and Executive Search Adjusted EBITDA margin.
This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges that may not be indicative of Korn Ferry’s ongoing operating results. These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry. These charges, which are described in the footnotes in the attached reconciliations, represent 1) costs we incurred to acquire and integrate a portion of our Professional Search & Interim business, 2) impairment of fixed assets associated with the decision to terminate and sublease some of our offices, 3) impairment of right-of-use assets due to the decision to terminate and sublease some of our offices and 4) restructuring charges, net to realign our workforce with the Company's business needs and objectives. The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance. Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. Adjusted net income attributable to Korn Ferry, adjusted basic and diluted earnings per share and Consolidated and Executive Search Adjusted EBITDA, exclude certain charges that management does not consider on-going in nature and allows management and investors to make more meaningful period-to-period comparisons of the Company’s operating results. Management further believes that Consolidated and Executive Search Adjusted EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company. In the case of constant currency percentages, management believes the presentation of such information provides useful supplemental information regarding Korn Ferry's performance as excluding the impact of exchange rate changes on Korn Ferry's financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry's ongoing operations and financial and operational decision-making.
[Tables attached]

KORN FERRY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended July 31,
	2024	2023

	(unaudited)
Fee revenue	$674,946	$699,189
Reimbursed out-of-pocket engagement expenses	7,815	7,073
Total revenue	682,761	706,262

Compensation and benefits	451,775	479,881
General and administrative expenses	59,999	65,917
Reimbursed expenses	7,815	7,073
Cost of services	67,544	77,190
Depreciation and amortization	19,578	19,012
Restructuring charges, net	—	421
Total operating expenses	606,711	649,494

Operating income	76,050	56,768
Other income, net	14,505	13,577
Interest expense, net	(3,945)	(4,740)
Income before provision for income taxes	86,610	65,605
Income tax provision	22,354	18,420
Net income	64,256	47,185
Net income attributable to noncontrolling interest	(1,652)	(580)
Net income attributable to Korn Ferry	$62,604	$46,605

Earnings per common share attributable to Korn Ferry:
Basic	$1.19	$0.89
Diluted	$1.17	$0.89

Weighted-average common shares outstanding:
Basic	51,950	50,934
Diluted	52,745	51,082

Cash dividends declared per share:	$0.37	$0.18

KORN FERRY AND SUBSIDIARIES
FINANCIAL SUMMARY BY REPORTING SEGMENT
(dollars in thousands)
(unaudited)

	Three Months Ended July 31,
	2024	2023	% Change
Fee revenue:
Consulting	$167,870	$168,088	(0.1%)
Digital	88,180	87,986	0.2%
Executive Search:
North America	134,752	127,498	5.7%
EMEA	45,981	46,776	(1.7%)
Asia Pacific	20,579	24,539	(16.1%)
Latin America	7,323	6,421	14.0%
Total Executive Search (a)	208,635	205,234	1.7%
Professional Search & Interim	121,741	142,179	(14.4%)
RPO	88,520	95,702	(7.5%)
Total fee revenue	674,946	699,189	(3.5%)
Reimbursed out-of-pocket engagement expenses	7,815	7,073	10.5%
Total revenue	$682,761	$706,262	(3.3%)
(a)Total Executive Search is the sum of the individual Executive Search Reporting Segments and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Lines of Business, and financial metrics used by the Company’s investor base.

KORN FERRY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	July 31, 2024	April 30, 2024 (1)
	(unaudited)
ASSETS
Cash and cash equivalents	$633,376	$941,005
Marketable securities	40,626	42,742
Receivables due from clients, net of allowance for doubtful accounts of $46,714 and $44,192 at July 31, 2024 and April 30, 2024, respectively	573,019	541,014
Income taxes and other receivables	49,606	40,696
Unearned compensation	62,375	59,247
Prepaid expenses and other assets	56,479	49,456
Total current assets	1,415,481	1,674,160

Marketable securities, non-current	231,195	211,681
Property and equipment, net	159,522	161,849
Operating lease right-of-use assets, net	155,881	160,464
Cash surrender value of company-owned life insurance policies, net of loans	234,725	218,977
Deferred income taxes	124,180	133,564
Goodwill	908,485	908,376
Intangible assets, net	82,606	88,833
Unearned compensation, non-current	113,171	99,913
Investments and other assets	22,323	21,052
Total assets	$3,447,569	$3,678,869

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$49,611	$50,112
Income taxes payable	23,775	24,076
Compensation and benefits payable	270,897	525,466
Operating lease liability, current	35,931	36,073
Other accrued liabilities	277,804	298,792
Total current liabilities	658,018	934,519

Deferred compensation and other retirement plans	469,583	440,396
Operating lease liability, non-current	137,218	143,507
Long-term debt	397,140	396,946
Deferred tax liabilities	4,173	4,540
Other liabilities	22,195	21,636
Total liabilities	1,688,327	1,941,544

Stockholders' equity
Common stock: $0.01 par value, 150,000 shares authorized, 78,210 and 77,460 shares issued and 52,154 and 51,983 shares outstanding at July 31, 2024 and April 30, 2024, respectively	390,053	414,885
Retained earnings	1,468,648	1,425,844
Accumulated other comprehensive loss, net	(104,860)	(107,671)
Total Korn Ferry stockholders' equity	1,753,841	1,733,058
Noncontrolling interest	5,401	4,267
Total stockholders' equity	1,759,242	1,737,325
Total liabilities and stockholders' equity	$3,447,569	$3,678,869
(1)Information is derived from audited financial statements included in Form 10-K.

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended July 31,
	2024	2023

Net income attributable to Korn Ferry	$62,604	$46,605
Net income attributable to non-controlling interest	1,652	580
Net income	64,256	47,185
Income tax provision	22,354	18,420
Income before provision for income taxes	86,610	65,605
Other income, net	(14,505)	(13,577)
Interest expense, net	3,945	4,740
Operating income	76,050	56,768
Depreciation and amortization	19,578	19,012
Other income, net	14,505	13,577
Integration/acquisition costs (1)	1,076	4,128
Impairment of fixed assets (2)	—	123
Impairment of right-of-use assets (3)	—	1,629
Restructuring charges, net (4)	—	421
Adjusted EBITDA	$111,209	$95,658

Operating margin	11.3%	8.1%
Depreciation and amortization	2.9%	2.7%
Other income, net	2.1%	2.0%
Integration/acquisition costs (1)	0.2%	0.6%
Impairment of fixed assets (2)	—%	—%
Impairment of right-of-use assets (3)	—%	0.2%
Restructuring charges, net (4)	—%	0.1%
Adjusted EBITDA margin	16.5%	13.7%

Net income attributable to Korn Ferry	$62,604	$46,605
Integration/acquisition costs (1)	1,076	4,128
Impairment of fixed assets (2)	—	123
Impairment of right-of-use assets (3)	—	1,629
Restructuring charges, net (4)	—	421
Tax effect on the adjusted items (5)	(560)	(1,419)
Adjusted net income attributable to Korn Ferry	$63,120	$51,487

Basic earnings per common share	$1.19	$0.89
Integration/acquisition costs (1)	0.02	0.08
Impairment of fixed assets (2)	—	—
Impairment of right-of-use assets (3)	—	0.03
Restructuring charges, net (4)	—	0.01
Tax effect on the adjusted items (5)	(0.01)	(0.02)
Adjusted basic earnings per share	$1.20	$0.99

Diluted earnings per common share	$1.17	$0.89
Integration/acquisition costs (1)	0.02	0.08
Impairment of fixed assets (2)	—	—
Impairment of right-of-use assets (3)	—	0.03
Restructuring charges, net (4)	—	0.01
Tax effect on the adjusted items (5)	(0.01)	(0.02)
Adjusted diluted earnings per share	$1.18	$0.99

Explanation of Non-GAAP Adjustments
(1)Costs associated with previous acquisitions, such as legal and professional fees, retention awards and the on-going integration expenses.
(2)Costs associated with impairment of fixed assets (i.e. leasehold improvements) due to terminating and deciding to sublease some of our offices.
(3)Costs associated with impairment of right-of-use assets due to terminating and deciding to sublease some of our offices.
(4)Restructuring charges we incurred to realign our workforce with business needs and objectives due to shifts in global trade lanes and persistent inflationary pressures.
(5)Tax effect on integration/acquisition costs, impairment of fixed assets and right-of-use assets, and restructuring charges, net.

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - CONTINUED
(unaudited)

	Three Months Ended July 31,
	2024				2023
	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin

	(dollars in thousands)
Consulting	$167,870	$170,767	$29,294	17.5%	$168,088	$170,793	$25,180	15.0%
Digital	88,180	88,211	26,623	30.2%	87,986	88,012	24,325	27.6%
Executive Search:
North America	134,752	136,087	35,098	26.0%	127,498	129,413	28,756	22.6%
EMEA	45,981	46,276	7,265	15.8%	46,776	47,135	5,638	12.1%
Asia Pacific	20,579	20,704	4,218	20.5%	24,539	24,610	6,315	25.7%
Latin America	7,323	7,326	2,798	38.2%	6,421	6,422	1,741	27.1%
Total Executive Search	208,635	210,393	49,379	23.7%	205,234	207,580	42,450	20.7%
Professional Search & Interim	121,741	122,730	25,706	21.1%	142,179	143,069	24,329	17.1%
RPO	88,520	90,660	12,494	14.1%	95,702	96,808	10,471	10.9%
Corporate	—	—	(32,287)		—	—	(31,097)
Consolidated	$674,946	$682,761	$111,209	16.5%	$699,189	$706,262	$95,658	13.7%